Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic announces Board appointments and shareholder value creation initiatives to advance strategic priorities

Experienced executives John Groetelaars and Bill Jellison appointed to the Board of Directors

Board forms new Growth and Operating committees to sharpen focus on the company's ongoing strategic portfolio management, operational execution and capital allocation

Plan to host Investor Day in 2026

Initiatives follow constructive engagement with Elliott Management

GALWAY, Ireland – August 19, 2025 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced the Medtronic Board of Directors has appointed John Groetelaars and Bill Jellison as independent directors, effective immediately.

Consistent with the company’s commitment to shareholder value creation, and to provide enhanced focus and urgency around Medtronic’s ongoing strategic portfolio management, operational improvement and capital allocation, the Board has formed the following special committees to align our governance with existing management focus areas and workstreams:
•The Growth Committee will be responsible for guiding the evaluation and execution of growth-accretive tuck-in M&A, organic R&D investments, and potential divestitures, including the continued execution of the recently announced plan to separate its Diabetes business.
•The Operating Committee will align governance with the company’s initiatives to optimize operational performance, deliver margin expansion, and drive sustained earnings acceleration, including actions company management is taking to improve efficiency in its global manufacturing, supply chain, and operations.

Chief Executive Officer and Chairman of the Board, Geoff Martha, will serve as Chair of both of the newly formed committees, and newly appointed directors, Groetelaars and Jellison, will also serve on one or both of the committees.

“I am pleased to welcome John and Bill to the Medtronic Board of Directors – each of whom brings decades of relevant experience delivering growth as executives and directors of public companies in the medical technology industry. John’s leadership managing global operations and Bill’s deep financial expertise will also be valuable to the boardroom," said Geoff Martha, chairman and chief executive officer. “We are at an exciting inflection point and in a period of strong momentum, with multiple growth drivers already delivering and additional breakthrough therapies set to launch in the months ahead. With the addition of these new Board members and the formation of these two new committees, we are accelerating our strategic growth priorities and advancing the simplification and optimization of our operations. The separation of MiniMed is an example of the important steps we’re taking to create a more focused and more profitable Medtronic. By sharpening our focus on high-margin growth opportunities, we are well-positioned to deliver stronger performance and greater value for patients, customers, and shareholders.”

Medtronic will host an Investor Day in mid-calendar year 2026 at which the company will discuss the work of the Growth Committee and Operating Committee, including Medtronic’s go-forward strategic priorities and financial algorithm.

Today’s initiatives follow constructive dialogue with Elliott Investment Management
L.P. (“Elliott”).

Martha continued, “We appreciate our productive dialogue with Marc Steinberg and the Elliott team. The durable growth drivers now taking hold across several of our businesses are strengthening Medtronic’s trajectory and reinforcing our conviction in the company’s future. The Board believes Medtronic has the right strategies to build on this momentum and deliver sustained, superior returns for investors over the long-term.”

Elliott Partner Marc Steinberg said, “Our decision to become one of Medtronic’s largest investors was driven by our strong conviction that the company is entering a new chapter of exceptional value creation defined by accelerating growth, operational improvement and enhanced strategic clarity. We believe Medtronic’s recent innovations in some of the medical technology sector’s most attractive markets have positioned the company for an inflection in organic growth. Combined with its renewed focus on portfolio simplification and improved operational execution, Medtronic is set to deliver a sustainable acceleration in earnings growth as well.

Today’s announcements – including the addition of new directors with deep medical technology experience and the formation of two focused Board committees – are the right steps towards realizing Medtronic’s potential. We look forward to continuing our constructive partnership with Geoff Martha and the Board and to working closely together to realize this unique value-creation opportunity.”

Groetelaars and Jellison will be nominated to stand for election to the Board at Medtronic’s 2025 Annual General Meeting of Shareholders.

New Board Member Biographies

John Groetelaars brings more than 30 years of global leadership experience across a broad range of medical device sectors. Most recently, Groetelaars served as interim CEO for Dentsply Sirona, having previously served in a director role for the company. Prior to Dentsply Sirona, John was President & CEO at Hillrom from May 2018 until the company’s acquisition by Baxter International, Inc. in 2021. At Hillrom, he provided global leadership for a healthcare technology company with $3 billion in revenue and 10,000+ employees. Prior to joining Hillrom, Groetelaars served as executive vice president and president of the Interventional Segment at Becton, Dickinson and Company following its acquisition of C.R. Bard in December 2017.

Currently, Groetelaars serves as Chairman of the Board of Directors for Zeus Industrial Products. He is also a Board member for Parexel, a global clinical research organization.

Groetelaars earned a bachelor’s degree in Mechanical Engineering from Kettering University and an MBA from Columbia University.

William Jellison is a former medical technology executive and corporate finance expert. From 2013 to 2016, he served as the Vice President, Chief Financial Officer of Stryker Corporation, a global leader in medical technologies. Before joining Stryker, Jellison spent 15 years at Dentsply International in several leadership positions, including CFO. Jellison began his career with the Donnelly Corporation, holding multiple financial management and executive roles, including Vice President of Finance, Treasurer and Corporate Controller.

Jellison currently serves as a Senior Advisor for Astor Place Holdings, the Private Equity arm of Select Equities, and consults with other companies in the medical technology industry. He serves as a director of public companies Avient Corporation and Anika Therapeutics, Inc. as well as a director of private companies Solenis and Young Innovations.

Jellison received a B.A. in Business Administration from Hope College.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow Medtronic on LinkedIn.

Any forward-looking statements are subject to risks and uncertainties such as those described in Medtronic's periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results.

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